As filed with the Securities and Exchange Commission on January 21, 2000
                                                     Registration No.

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                             ----------------------
                                   NYFIX, INC.
             (Exact Name of Registrant as it Appears in its Charter)


                  New York                                   06-134488
       (State or other jurisdiction of                   (I.R.S. Employer
       incorporation or organization)                   Identification No.)

           333 Ludlow Street
          Stamford, Connecticut                               06902
 (Address of principal executive offices)                  (Zip Code)

                             ----------------------

                        NYFIX, Inc. Amended and Restated
                1991 Incentive and Nonqualified Stock Option Plan
                            (Full title of the plan)


                               Richard A. Castillo
                             Chief Financial Officer
                                   NYFIX, Inc.
                                333 Ludlow Street
                              Stamford, Connecticut
                     (Name and address of agent for service)

                                 (203) 425-8000
          (Telephone number, including area code, of agent for service)

                                 With a copy to:
                             Adam W. Finerman, Esq.
                 Olshan Grundman Frome Rosenzweig & Wolosky LLP
                    505 Park Avenue, New York, New York 10022
                                 (212) 753-7200

               Approximate date of proposed sales pursuant to the
            plan: From time to time after the effective date of this
                             registration statement.

                         CALCULATION OF REGISTRATION FEE
===============================================================================================================================
                                                          Proposed                 Proposed
                                                           maximum                  maximum
        Title of                   Amount                 offering                 aggregate               Amount of
       securities                  to be                    price                  offering              registration
    to be registered             registered               per share                  price                    fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock
par value, .001 per
share....................       1,500,000(1)(2)(3)        $26.295(3)             $39,364,687.50(3)      $10,392.28(3)
-------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416, the registration statement also covers such indeterminate additional shares of Common Stock as may become issuable as a result of any future anti-dilution adjustment in accordance with the terms of the Amended and Restated 1991 Stock Option Plan (the "1991 Plan").
(2) The number of shares available for the grant of options under the 1991 Plan has been increased from 2,250,000 to 3,750,000.
(3) Includes an aggregate of 7,500 shares with respect to which options were granted under the 1991 Plan at an average exercise price of $10.41 per share. An additional 1,492,500 shares of Common Stock may be offered under the 1991 Plan. Pursuant to Rule 457(g) and (h), the offering price for the shares which may be issued under the 1991 Plan is estimated solely for the purpose of determining the registration fee and is based on the closing price of the Company's Common Stock $.001 as reported by the American Stock Exchange ("AMEX") on January 20, 2000.

                                EXPLANATORY NOTES

         NYFIX, Inc. (formerly known as Trinitech Systems, Inc.) (the "Company") has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), to register shares of common stock, $.001 par value per share (the "Common Stock"), of the Company, issuable pursuant to the 1991 Plan.

         This Form S-8 includes a Reoffer Prospectus prepared in accordance with
Part I of Form S-3 under the Securities Act. The Reoffer Prospectus may be utilized for reofferings and resales of up to 1,500,000 shares of Common Stock acquired pursuant to the Plan by selling stockholders who may be deemed an "affiliate" (as such term is defined in Rule 405 under the Securities Act) of the Company.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The Company will provide documents containing the information specified in Part 1 of Form S-8 to employees as specified by Rule 428(b)(1) under the Securities Act. Pursuant to the instructions to Form S-8, the Company is not required to file these documents either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

                                   PROSPECTUS

                                1,500,000 SHARES
                                   NYFIX, INC.
                          Common Stock, $.001 par value

         This prospectus relates to the reoffer and resale by certain selling shareholders of shares of our common stock that may be issued by us to the selling shareholders upon the exercise of stock options granted under our 1991 Stock Option Plan. We previously registered the offer and sale of the shares to the selling stockholders. This Prospectus also relates to certain underlying options that have not as of this date been granted. If and when such options are granted to persons required to use the prospectus to reoffer and resell the shares underlying such options, we will distribute a prospectus supplement. The shares are being reoffered and resold for the account of the selling shareholders and we will not receive any of the proceeds from the resale of the shares.

         The selling shareholders have advised us that the resale of their shares may be effected from time to time in one or more transactions on the American Stock Exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated. See "Plan of Distribution." We will bear all expenses in connection with the preparation of this prospectus.

         The common stock of the Company is traded on the American Stock Exchange under the symbol "NYF." On January 20, 2000, the closing price for the Common Stock, as reported by the American Stock Exchange, was $26.375.


--------------------------------------------------------------------------------

     This investment involves risk. See "Risk Factors" beginning at page 8.

--------------------------------------------------------------------------------



          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
                  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
      PROSPECTUS ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    The date of this Prospectus is [ ], 2000.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; Northwest Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                                TABLE OF CONTENTS

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................7

THE COMPANY...............................................................8

RISK FACTORS..............................................................8

FORWARD LOOKING STATEMENTS...............................................12

USE OF PROCEEDS..........................................................12

SELLING SHAREHOLDERS.....................................................13

PLAN OF DISTRIBUTION.....................................................14

LEGAL MATTERS............................................................16

EXPERTS..................................................................16

ADDITIONAL INFORMATION...................................................16

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be a part of this prospectus and information that we file later with the SEC will automatically update and replace this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended:

        (1) Our Annual  Report on Form  10-KSB for the year ended  December  31,
            1998;

        (2) Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1999, June 30, 1999 and September 30, 1999; and

        (3) Our Application for Registration of our common stock on Form 8-A dated August 27, 1993.

         You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing or telephoning us at the following address:

                  NYFIX, Inc.
                  333 Ludlow Street
                  Stamford, CT 06902
                  Attention:  Chief Financial Officer
                  (203)  425-8000


                            ------------------------

         No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Shareholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation is unlawful. The delivery of this Prospectus at any time does not imply that information contained herein is correct as of any time subsequent to its date.

                                   THE COMPANY

         NYFIX develops and markets advanced electronic trading systems to brokerage firms, international global exchanges trading in equities, currencies and futures & options. We also successfully leverage our patented flat panel hardware technology, the Trinitech Touchpad(R), which is a state of the art computer monitor with several technologically advanced attributes, including a reduced size and weight, as well as a touch screen that allows an operator to interface with the computer by simply touching the image displayed on the screen. Our principal executive offices are located at 333 Ludlow Street, Stamford, Connecticut, 06902. Our telephone number is (203) 425-8000.

         On November 15, 1999, NYFIX effected a three-for-two stock split in the form of a 50% dividend of its shares of common stock. All share numbers included herein reflect such stock split. The shares offered hereby were or will be purchased by the selling shareholders upon exercise of options granted to them and will be sold for the account of the selling shareholders.

                                  RISK FACTORS

         THE PURCHASE OF OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO INVEST IN OUR COMMON STOCK.

PRIOR TO 1999, NYFIX HAD BEEN UNPROFITABLE SINCE ITS INCEPTION AND THERE IS NO ASSURANCE THAT IT WILL REMAIN PROFITABLE IN THE FUTURE.

         We have conducted our business operations since June 1991. Prior to 1999 we have had limited revenue from operations or other financial results upon which investors may base an assessment of our potential. We have had net losses since our inception in 1991 through September 30, 1999 of approximately $5.8 million. We cannot assure you that we will succeed in implementing our business strategy or continue to achieve profitable operations in the future.

IF WE ARE NOT ABLE TO IDENTIFY, DEVELOP, ASSEMBLE, MARKET OR SUPPORT OUR PRODUCTS SUCCESSFULLY OR RESPOND EFFECTIVELY TO TECHNOLOGICAL CHANGES OR PRODUCT ANNOUNCEMENTS BY COMPETITORS, WE MAY NOT REMAIN COMPETITIVE.

         Rapidly changing technology and new product introductions characterize the markets for our products. Accordingly, we believe that our future success will depend on our ability to enhance our existing products and to develop and introduce in a timely fashion new products that achieve market acceptance. We cannot assure you that we will be able to identify, develop, assemble, market or support our products successfully or that we will be able to respond effectively to technological changes or product announcements by competitors.

THE LOSS OF ANY OF OUR SIGNIFICANT CUSTOMERS WOULD LIKELY HAVE A MATERIAL ADVERSE EFFECT ON OUR REVENUES.

         As of September 30, 1999, twelve customers accounted for approximately 57% of subscription revenue, and during the year ended December 31, 1998, two customers accounted for approximately 26% of total revenue. As we continue to increase our subscription customer base, the Company believes it will be less likely to be dependent on a limited number of significant customers. We cannot assure you that we will be less dependent on a limited number of significant customers in the future, and the loss of any such significant customer would likely have a material adverse effect on our revenues.

THE LOSS OF ANY OF OUR KEY EXECUTIVES MAY HAVE A MATERIAL ADVERSE EFFECT UPON OUR OPERATIONS.

         Our success is dependent upon the expertise of the key members of our management team, particularly our President and Chief Executive Officer, Mr. Peter Kilbinger Hansen. The loss of Mr. Hansen's services would, and the loss of Mr. Lars Kragh, Vice President-Research and Development, may, have a material adverse effect upon our operations. Our future success also depends on our continuing ability to attract, train and retain highly qualified technical, sales, marketing, development and managerial personnel. If we are unable to hire such personnel on a timely basis, our business, operating results and financial condition could be adversely affected.

NYFIX FACES COMPETITION IN ITS INDIVIDUAL  PRODUCT AREAS FROM COMPANIES THAT MAY
HAVE  LARGER  AND  GREATER   FINANCIAL   AND  HUMAN   RESOURCES   AND  MARKETING
CAPABILITIES, WHICH MAY HINDER OUR ABILITY TO COMPETE SUCCESSFULLY.

         We have developed comprehensive electronic trading and order-routing systems for exchange floors and trader desktops as well as the ability to provide managed network services and specialized interfaces to exchange and back-office systems. Many of our products are based on FIX protocol, which stands for "Financial Information Exchange". FIX protocol offers the ability to connect the buy-side and sell-side of an equities transaction for electronic order/execution routing and trade information sharing. With the acceptance of FIX as the standard protocol for real-time electronic communication between brokerage firms and asset management companies, vendors, including NYFIX and certain of its competitors, have developed FIX-based trading system solutions. For further review, some of these entities are listed on the FIX Protocol website, www.fixprotocol.org. While we face considerable competitive pressure in our distinct product segments (i.e. trader workstations, network services, FIX engine technology, etc.), management believes that our position as an end-to-end, "one-stop" shop for electronic trading systems and solutions will lead to increased sales in our defined marketplace. However, certain of our competitors may have considerably larger and greater financial and human resources and marketing capabilities, in addition to

                o   longer operating histories;

                o significantly greater financial, technical and marketing resources;

                o   greater name recognition;

                o   a larger installed base of customers and products;

                o   well-established   relationships   with  our   current   and
                    potential customers; and

                o   extensive knowledge of the industry.

                  As such, we may not be able to compete successfully against our current and future competitors. Furthermore, competitive pressures we face may materially adversely affect our business, operating results and financial condition.

         NYFIX  MILLENNIUM  HAS  NO  OPERATING   HISTORY  OR  REVENUES  AND  OUR
INVESTMENT IN NYFIX MILLENNIUM COULD RESULT IN SIGNIFICANT LOSSES.

                  NYFIX Millennium was formed in October 1999 and is not anticipated to generate revenues until sometime within the year 2000. Our investment in NYFIX Millennium involves a high degree of business and financial risks and can result in substantial losses. NYFIX Millennium's prospects must be considered in light of the risks, expenses, delays, problems and difficulties frequently encountered in the establishment of a new business in an emerging and evolving industry. NYFIX Millennium's business is based on NYFIX's "Super FIX Engine" technology and is a hybrid market-system leveraging new regulation and technology with the power of the traditional markets. No assurances can be given that NYFIX Millennium will be successful in its business, or that profitability will ever be attained.

          IF OUR PRODUCTS CONTAIN ERRORS, WE COULD EXPERIENCE A LOSS OF OR DELAY IN MARKET ACCEPTANCE OR OTHERWISE RESULT IN LITIGATION, WHICH COULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS.

                  Our products are complex and may contain undetected errors or failures when we first introduce them or at a later time. If our products contain errors, we could experience a loss of or delay in market acceptance, which could materially adversely affect our business, operating results and financial condition. While we have not experienced product liability claims to date, our business may entail the risk of such claims. A successful product liability claim brought against us could have a material adverse effect on our business, operating results and financial condition.

         SHARES ELIGIBLE FOR FURTHER SALE COULD ADVERSELY AFFECT THE PREVAILING MARKET PRICE OF THE COMMON STOCK.

                  The sale of any substantial number of shares of our common stock may have a depressive effect on the market price of our common stock. As of November 30, 1999, 2,720,896 shares of the restricted securities we have issued were eligible for resale under Rule 144. This number does not include the shares of common stock covered by this prospectus. Any such sale, particularly if large in volume, could have a material adverse effect on the market for and price of shares of common stock.

         CERTAIN PROVISIONS OF STATE LAW, IN ADDITION TO OUR SHAREHOLDER RIGHTS PLAN, MAY PREVENT OR HINDER CHANGE IN CONTROL OF THE COMPANY AND MAY REDUCE THE POSSIBILITY THAT OUR

SHAREHOLDERS WILL RECEIVE A PREMIUM ON THEIR SHARES IN CONNECTION WITH ANY SUCH CHANGE IN CONTROL.

                  Our shareholders may be deprived of the opportunity to receive a premium for their shares because of certain provisions of the New York Business Corporation Law and our shareholder rights plan. These provisions may, among other things, delay or prevent a change in control of NYFIX or a change in our management, or restrict the ability of our shareholders to authorize a merger or other business combination. These provisions are expected to encourage persons seeking to acquire control of NYFIX to consult first with the Board of Directors to negotiate the terms of any proposed merger or other business combination.

         SHARES ISSUABLE UPON THE EXERCISE OF CERTAIN OPTIONS AND WARRANTS COULD ADVERSELY AFFECT THE PREVAILING MARKET PRICE OF THE COMMON STOCK.

                  As of September 30, 1999, we had outstanding options and warrants to purchase an aggregate of 2,664,099 shares of our common stock at a weighted average exercise price of $5.07 per share. The exercise of all of outstanding warrants and options would dilute the then-existing shareholders' percentage ownership of our common stock, and any sales in the public market could adversely affect prevailing market prices for our common stock. Moreover, the terms upon which we would be able to obtain additional equity capital could be adversely affected since the holders of such securities can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to than those provided by such securities.

         OUR BUSINESS AND OPERATIONS MAY BE NEGATIVELY AFFECTED BY "YEAR 2000" COMPLIANCE ISSUES.

                  The Company is aware of industry wide issues related to Year 2000 that are associated with the programming code in computer systems. Systems that do not properly recognize the Year 2000 could generate erroneous data or cause a system to fail. We completed a Year 2000 plan consisting of several phases which include, risk assessment, manual and automated review of programming code, baseline testing, unit testing, integrated testing and a review of third party products.

                  We successfully participated in an industry wide Year 2000 testing between March and April of 1999. The objective of these tests was to ensure our customer base would be in full Year 2000 compliance before the end of the year. To date, the Company has already issued Year 2000 enhancements to our customers. These tests did not reveal any significant software errors. The Company has identified and evaluated all internal software and hardware systems for Year 2000 compliance. The Company has not identified any systems that would require significant expenditures to become Year 2000 compliant, nor is the
Company aware of any significant costs that would be incurred as a result of ensuring that internal needs are Year 2000 compliant. The Company has established a Year 2000 Quality Assurance Team that will stay in place well into the year 2000. As of January 20, 2000, NYFIX, Inc. did not receive any reported problems related to the Year 2000 date changeover. Our services and systems functioned properly and without issue or interruption.

                  It is possible that a significant amount of litigation will arise out of Year 2000 compliance issues. The Company has established a workable plan and Quality Assurance team to help minimize these risks. Because of the unprecedented nature of such litigation, it is uncertain whether such issues may affect the Company. Therefore, there can be no assurance that we will not experience serious unanticipated negative consequences and/or material costs caused by undetected errors or defects in the technology used in our internal systems or in third party systems that we employ.

                           FORWARD LOOKING STATEMENTS

                  Certain forward-looking statements, including statements regarding our expected financial position, business and financing plans are contained in this prospectus or are incorporated in documents annexed as exhibits to this prospectus. These forward-looking statements reflect our views with respect to future events and financial performance. The words, "believe," "expect," "plans" and "anticipate" and similar expressions identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such expectations are disclosed in this prospectus, including, without limitation, under "Risk Factors." All subsequent written and oral forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligations to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                USE OF PROCEEDS

                  The Company will receive the exercise price of the options when exercised by the holders thereof or the issuance of shares under the 1991 Plan. Such proceeds will be used for working capital and general corporate purposes by the Company. The Company will not receive any of the proceeds from the reoffer and resale of the Shares by the Selling Shareholders.

                              SELLING SHAREHOLDERS

                  This Prospectus relates to the reoffer and resale of shares issued or that may be issued to the Selling Shareholders under the 1991 Plan. This Prospectus also relates to such indeterminate number of additional shares of common stock that may be acquired by the selling stockholders as a result of the antidilution provisions of the 1991 Plan. We will provide additional information regarding the identity of the selling stockholders and certain other information relating to the selling stockholders as supplement to this prospectus if we are required by law to do so.

         The following table sets forth (i) the number of shares of common stock owned by each selling stockholder at January 20, 2000, (ii) the number of shares of common stock to be offered for resale by each selling stockholder (i.e., the total number of shares underlying options held by each selling stockholder irrespective of whether such options are presently exercisable within sixty days of January 20, 2000) and (iii) the number and percentage of shares of common stock that each selling stockholder will beneficially own after completion of the offering, assuming that all shares that may be offered for resale are sold and no other shares beneficially owned by the selling stockholders are also sold.

                                                                Number of
                                                             shares of Common
                                                             Stock/ Percentage
                                          Number                of Class to
                          Number of       of Shares to         be Owned After
                       shares of Common   be Offered         Completion of the
Name                    Stock Owned(1)    for Resale(2)          Offering(3)
---------------------  ------------------ -------------      ------------------
Richard Castillo;
Chief Financial
Officer                    22,500 (4)        7,500(4)             15,000/*
================================================================================

----------------

        *   Less than 1%

        (1) Includes all options being registered for resale regardless of whether these options are currently exercisable within 60 days.

        (2) Consists of shares of common stock issuable upon exercise of options both currently and not currently exercisable.

        (3) Assumes that all shares that may be offered for resale are sold and no other shares that are beneficially owned by the selling stockholders are also sold. A person is deemed to be the beneficial owner of voting securities that can be acquired by such person within 60 days after the date hereof upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) have been exercised. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

        (4) Includes 7,500 shares of common stock issuable upon exercise of options both currently and not currently exercisable. Mr. Castillo has been the Company's Chief Financial Officer since November 23, 1998.

                  We cannot assure you that the selling stockholders will exercise their options to purchase our common stock.

                  The shares covered by this prospectus may be sold from time to time so long as this prospectus remains in effect; provided, however, that the selling stockholders are first required to contact our Corporate Secretary to confirm that this prospectus is in effect. We intend to distribute to each selling stockholder a letter describing the procedures that the selling stockholder may follow in order to use this prospectus to sell the shares and under what conditions the prospectus may not be used. The selling stockholders expect to sell the shares at prices then attainable, less ordinary brokers' commissions and dealers' discounts as applicable.


                              PLAN OF DISTRIBUTION

                  This offering is self-underwritten; neither the selling shareholders nor we have employed an underwriter for the sale of common stock by the selling shareholders. We will bear all expenses in connection with the preparation of this prospectus. The selling shareholders will bear all expenses associated with the sale of the common stock.

                  The selling shareholders may offer their shares of common stock directly or through pledgees, donees, transferees or other successors in interest in one or more of the following transactions:

                o On any stock exchange on which the shares of common stock may be listed at the time of sale;
                o   in negotiated transactions;
                o   in the over-the-counter market; or
                o   in a combination of any of the above transactions.

                  The selling shareholders may enter into hedging transactions in the future. For example, the selling shareholders may:

                o enter into transactions involving short sales of the common shares by broker- dealers;

                o sell common shares short themselves and redeliver such shares to close out their short positions;

                o enter into option or other types of transactions that require the selling shareholders to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

                o loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

                  The selling shareholders may offer their shares of common stock at any of the following prices:

                o   Fixed prices which may be changed;
                o   market prices prevailing at the time of sale;
                o   prices related to such prevailing market prices; or
                o   at negotiated prices

                  The selling shareholders may effect such transactions by selling shares to or through broker-dealers, and all such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders and/or the purchasers of shares of common stock for whom such broker-dealers may act as agents or to whom they sell as principals, or both. Compensation as to particular broker dealers may be in excess of customary commissions.

                  Any broker-dealer acquiring common stock from the selling shareholders may sell the shares either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis or to its customers. Any such sales may be at prices then prevailing on the American Stock Exchange or at prices related to such prevailing market prices or at negotiated prices to its customers or a combination of such methods. The selling shareholders and any broker-dealers that act in connection with the sale of the common stock hereunder might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act; any commissions received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. Any such commissions, as well as other expenses incurred by the selling shareholders and applicable transfer taxes, are payable by the selling shareholders.

                  The selling shareholders reserve the right to accept, and together with any agent of the selling shareholder, to reject in whole or in part any proposed purchase of the shares of common stock. The selling shareholders will pay any sales commissions or other seller's compensation applicable to such transactions.

                  We have not registered or qualified offers and sales of shares of the common stock under the laws of any country, other than the United States. To comply with certain states' securities laws, if applicable, the selling shareholders will offer and sell their shares of common stock in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the selling shareholders may not offer or sell shares of common stock unless we have registered or qualified such shares for sale in such states or we have complied with an available exemption from registration or qualification.

                  Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of shares of the common stock may not simultaneously engage in market making activities with respect to such shares of common stock for a period of two to nine business days prior to the commencement of such distribution. In addition, the selling shareholders and any other person participating in a distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rules 10b-2, 10b-6 and 10b-7. Such provisions may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders or any such other person. This may affect the marketability of the common stock and the brokers' and dealers' ability to engage in market making activities with respect to the common stock.

                                  LEGAL MATTERS

                  Certain legal matters in connection with the issuance of the shares of common stock offered hereby have been passed upon for the Company by Olshan Grundman Frome Rosenzweig & Wolosky LLP, 505 Park Avenue, New York, New York 10022. Certain partners of Olshan Grundman Frome Rosenzweig & Wolosky LLP own shares of common stock of NYFIX.


                                     EXPERTS

                  The audited financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.


                             ADDITIONAL INFORMATION

                  The Company has filed with the Securities and Exchange Commission a Registration Statement on Form S-8 under the Securities Act with respect to the Shares offered hereby. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statements. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statements, each such statement being qualified in all respects by such reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be a part of this prospectus and information that we file later with the SEC will automatically update and replace this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended:

                (1) Our Annual Report on Form 10-KSB for the year ended December
                    31, 1998;

                (2) Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1999, June 30, 1999 and September 30, 1999; and

                (3) Our Application for Registration of our common stock on Form
                    8-A dated August 27, 1993.

                  All reports and other documents subsequently filed by the Company pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

         ITEM 4.  DESCRIPTION OF SECURITIES

                  Not applicable.

         ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

                  Certain partners of Olshan Grundman Frome Rosenzweig & Wolosky LLP own shares of common stock

         ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

                  The Company was incorporated in New York. Section 722 of the New York Business Corporation Law provides as follows:

                                    (a) A corporation  may indemnify any person,
                           made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had not reasonable cause to believe that his conduct was unlawful.

                                    (b) The  termination  of any  such  civil or
                           criminal    action   or   proceeding   by   judgment,
                           settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonably believed to be, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation or that he had reasonable cause to believe that his conduct was unlawful.

                                    (c) A  corporation  may indemnify any person
                           made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement or such action, or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or
                           (2) any claim issue or matter as to
                           which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court on which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.


                                    (d)  For the  purpose  of  this  section,  a
                           corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

                  The Company maintains a directors and officers liability and Company reimbursement policy. The policy insures directors and officers against unindemnified loss arising from certain wrongful acts in their capacities and reimburses the Company for such loss for which the Company has lawfully indemnified the directors and officers.

         ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

         ITEM 8.  EXHIBITS

                  3.1 Articles of Incorporation of NYFIX Systems, Inc. (Exhibit 3.1 to Registrant's Form 10 filed March 5,
                           1993)
                  3.2 By-Laws of NYFIX Systems, Inc. (Exhibit 3.2 to Registrant's Form 10 filed March 5, 1993)
                  3.3 Certificate of Amendment to Articles of Incorporation of NYFIX Systems, Inc. (Exhibit 3.3 to Registrant's Form S-3 filed December 30, 1999)
                  4.1 Certificate of Designation of Series A Preferred Stock (Exhibit 4.1 to Registrant's Form 10 filed March 5, 1993)
                  4.2 Specimen - Common Stock Certificate (Exhibit 4.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993)

                  4.3 1991 Incentive Stock Option Plan of NYFIX Systems, Inc. (Exhibit 4.3 to Registrant's Form S-8 filed October 19, 1994.)
                  4.4      Amendment   No.  1  to  Amended  and  Restated   1991
                           Incentive and Nonqualified Stock Option Plan
                  5.1      Opinion of Olshan Grundman Frome Rosenzweig & Wolosky
                           LLP, counsel to the Company, as to the legality of the securities being registered
                  23.1     Consent of Arthur Andersen LLP
                  23.2 Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP (included in Exhibit 5.1)


         Item 9.  Undertakings.

                  A.       The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                    (i)     To include any  prospectus  required
                                            by   Section    10(a)(3)    of   the
                                            Securities Act of 1933;

                                    (ii)    To  reflect  in the  prospectus  any
                                            facts or  events  arising  after the
                                            effective  date of the  Registration
                                            Statement   (or  the   most   recent
                                            post-effective   amendment  thereof)
                                            which,   individually   or  in   the
                                            aggregate,  represent a  fundamental
                                            change in the  information set forth
                                            in the Registration Statement;

                                    (iii)   To include any material  information
                                            with   respect   to  the   plan   of
                                            distribution      not     previously
                                            disclosed   in   the    Registration
                                            Statement or any material  change to
                                            such information in the Registration
                                            Statement;  Provided,  however, that
                                            paragraphs (i) and (ii) above do not
                                            apply if the information required to
                                            be  included  in  a   post-effective
                                            amendment  by  those  paragraphs  is
                                            contained in periodic  reports filed
                                            by  the   registrant   pursuant   to
                                            Section   13   or   15(d)   of   the
                                            Securities Exchange Act of 1934 that
                                            are incorporated by reference in the
                                            Registration Statement;

                           (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

                  B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                  D. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, a copy of the registrant's latest annual report to shareholders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

                           Pursuant to the requirements of the Securities Act of
1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Stamford, State of Connecticut on this 24th day of January, 2000.

                            NYFIX, INC.


                            By: /s/ Peter Kilbinger Hansen
                               --------------------------------------
                               Name:  Peter Kilbinger Hansen
                               Title: Chairman of the Board and President
                                      (Chief Executive Officer)

                                Power of Attorney

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Peter Kilbinger Hansen and Richard A. Castillo his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

                           Pursuant  to  the   requirements  of  the  Securities
Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:


Signatures                          Title                            Date
----------                          -----                            ----

-----------------------  Chairman of the Board            January 24, 2000
Peter Kilbinger Hansen   (Principal Executive
                         Officer)

-----------------------  Chief Financial                  January 24, 2000
Richard A. Castillo      Officer
                         (Principal Accounting
                         Officer)

-----------------------  Director                         January 24, 2000
Dr. John H. Chapman

-----------------------  Director                         January 24, 2000
Craig M. Shumate

-----------------------  Director                         January 24, 2000
Carl E. Warden

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 23, 1999 included in Trinitech Systems, Inc.'s Form 10-KSB for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.


                                                  /S/ ARTHUR ANDERSEN LLP
                                                  ARTHUR ANDERSEN LLP

Stamford, Connecticut
January 20, 2000

         THE 1991 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN. Pursuant to the requirements of the Securities Act of 1933, the Stock Option Committee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on January 24, 2000.




                                        /s/ Peter Kilbinger Hansen
                                        -----------------------------
                                        Peter Kilbinger Hansen
                                        Chairman, Stock Option Committee